                                                                     EXHIBIT 3.7


                     AMENDMENT OF ARTICLES OF INCORPORATION


Honorable Rebecca McDowell Cook,
Secretary of State
Corporation Division
P.O. Box 778
Jefferson City, MO  65102

   Pursuant to the provision of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is AMERICAN ARTISTS FILM CORPORATION

   The name under which it was organized was Setab Alpha, Inc.

2. An amendment to the Corporation's Articles of Incorporation was adopted by written consent of the directors on January 16, 1998, and by the stockholders at a meeting held on January 16, 1998.

3. Article I of the Corporation's Articles of Incorporation is amended to read as follows:

                                    ARTICLE I

   The name of the Corporation is AMERICAN ARTISTS ENTERTAINMENT CORPORATION.

4. Of the 912,984 shares of $0.001 par value Class A common stock and the 5,502,277 shares of $0.001 par value Class B common stock outstanding (6,415,261 shares of Class A common stock and Class B common stock in the aggregate) 5,054,932 were entitled to vote on such amendment with both Class A common stock and Class B common stock voting together as a single class.

5. The number of shares voted for, against or abstained from voting on the amendment was as follows:


         Number Voted For:           5,040,077
         Number Voted Against:             300
         Number of Abstentions          14,555

6. The amendment did not change the number or par value of authorized shares having a par value.

   The amendment did not change the number of authorized shares without par value.

7. The amendment does not provide for an exchange or cancellation of issued shares, or a reduction of the number of authorized shares of any class. The amendment provides for a reclassification of shares as follows: revokes preferential or preemptive right to acquire additional shares of stock and eliminates cumulative voting.

   IN WITNESS WHEREOF, the undersigned, Rex Hauck, President, has executed this instrument and J. Eric Van Atta, Secretary, has affixed its corporate seal hereto and attested said seal on the 26th day of January, 1999.



AMERICAN ARTISTS FILM CORPORATION


                                           By:    /s/ Rex Hauck
                                              --------------------------------
                                                   Rex Hauck, President

Attest:


/s/ J. Eric Van Atta
--------------------------------
J. Eric Van Atta, Secretary



STATE OF GEORGIA           )
                           )        SS.
COUNTY OF FULTON           )

         I, Kimberly A. Taylor, a Notary Public, do hereby certify that on this 4th day of February, 1999, personally appeared before me Rex Hauck, who, being by me duly sworn, declared that he is the President of AMERICAN ARTISTS FILM CORPORATION and that he signed the foregoing document as President of the said Corporation, and that the statements therein contained are true.


                                             /s/ Kimberly A. Taylor
                                           ------------------------------------
                                                     Notary Public

My Commission Expires:

                                      -2-